Exhibit 2.2

REINSTATEMENT AND THIRD AMENDMENT TO

PURCHASE AND SALE AGREEMENT

THIS REINSTATEMENT AND THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (“Third Amendment”) is made and entered into as of December 30, 2011 (the “Amendment Effective Date”) by and among (i) EPIC GROUP LIMITED PARTNERSHIP, a North Carolina limited partnership (“EPIC”), (ii) each of its affiliated entities identified on the signature page to this Agreement (EPIC and such affiliated entities hereinafter referred to individually as a “Seller” and collectively, as “Sellers”), and (iii) ADCARE PROPERTY HOLDINGS, LLC, a Georgia limited liability company (“Purchaser”) and (iv) AdCare Health Systems, Inc., an Ohio corporation (“ADK”).

WITNESSETH:

WHEREAS, Seller and Purchaser are parties to that certain Purchase and Sale Agreement dated as of June 27, 2011, as amended pursuant to that certain First Amendment to Purchase and Sale Agreement dated August, 2011, and as further amended pursuant to that certain Second Amendment to Purchase and Sale Agreement dated as of August 29, 2011 (as amended, the “Agreement”); and

WHEREAS, since the execution and delivery of the Agreement, EPIC has entered negotiations to acquire all of the membership interest in and to Kingsport NH Operations, LLC, Lawrenceburg NH Operations, LLC, Huntsville NH Operations, LLC and Holston NH Operations, LLC (collectively, the “Robinson Operators”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Sellers and Purchaser, intending to be legally bound, hereby agree as follows:

1.             Recitals; Terms.  The foregoing recitals are true and correct and incorporated into this Third Amendment as if fully set forth herein.  Capitalized but undefined terms used in this Third Amendment shall have the meanings set forth in the Agreement.

2.             Reinstatement.  The parties hereby agree that the Agreement is reinstated and declared to be in full force and effect according to its terms and provisions, as amended hereby.

3.             Closing Date.  Section 1.1 is amended to amend and restate the definitions of “Closing Date” and “Deposit” as follows:

“Closing Date” shall mean February 29, 2012.

“Deposit shall mean the amount of Five Hundred Thousand and 00/100s Dollars ($500,000.00), plus any additional amount deposited by Purchaser pursuant to Section 2.3 hereof (such additional amount being the “Additional Deposit”, but which shall be considered a part of the ‘Deposit’ from and after the date the same is made).”

4.             Closing.  Section 2.2 is amended to delete the last sentence.

5.             Seller Note.  The parties acknowledge that Purchaser shall not be obligated to deliver the Seller Note as part of the Purchase Price.  Accordingly, all references to the Seller Note, the Guaranty and the Pledge, expressly including, without limitation, Exhibits E, F and Exhibit F-1 of the Agreement, are hereby deleted.

6.             Title and Survey.  Sellers acknowledge that Purchaser has obtained title commitments (the “Commitments”) and surveys for the Real Property.  Sellers agree that Purchaser may have the Commitments and surveys updated until the Closing Date, and if any such update discloses any new title exceptions or survey matters as to which Purchaser has an objection and which were not of record as of the date of the Commitment, as to title matters, or which were not capable of being shown on the Survey, as to survey matters (any such new matter being referred to as a “new objection”), Purchaser shall deliver to Sellers a statement of any such new objections and Sellers shall have until the later of twenty (20) days following receipt of such new objections or the Closing Date to cure all such new objections.  If Sellers fail to cure such new objections on or before such date, (i) Purchaser may terminate the Agreement by written notice to Sellers given on or before the Closing Date, whereupon Purchaser shall receive a full refund of the Deposit, and neither Purchaser nor Sellers shall have any further rights or obligations hereunder except with respect to the Surviving Obligations; or (ii) Purchaser may cure such new objections and, to the extent such new objection is a monetary lien, deduct the payoff amount thereof from the Purchase Price otherwise payable by Purchaser at Closing; or (iii) Purchaser may waive such new objections and consummate the transaction contemplated herein without reduction of the Purchase Price.

7.             Leased Facilities.  Section 4.1(d) is deleted in its entirety and the following Section 4.1(d) is inserted in lieu thereof:

“(d)         Assignment and Assumption of Lease Agreements.  Assignments of the Lease Agreements, duly executed by the applicable Sellers and consented to by the applicable Landlord, as the case may be, with respect to Seller’s right, title and interest in and to the Leased Facilities substantially in the form of Exhibit “K” attached hereto; provided, however, for any Leased Facility for which Landlord consent has not been obtained by Closing, Purchaser, at Closing, at its option may require the applicable Seller to enter into an at-risk (net profits) management agreement for that Leased Facility pending Landlord consent to assignment of the applicable Lease Agreement.”

8.             Concord Facility.  Section 4.1(g) is deleted in its entirety and the following Section 4.1(g) is inserted in lieu thereof:

“(g)         Assumption of Loans.  The applicable lenders and HUD shall have consented to the assumption by Purchaser of the HUD Loan and the Mosca Loan on terms and conditions reasonably acceptable to Purchaser; provided, however, if the lender and HUD consents have not been obtained by Closing then, at Closing, Purchaser and Five Oaks Manor, LLC, will enter into an at-risk (net profits) management agreement for the Concord Facility (subject to obtaining any necessary consent from any lender or HUD).  If consent is required and either a lender or HUD does not consent to the at-risk (net profits) management agreement, Five Oaks Manor, LLC will continue to operate the Concord Facility.  If lenders and HUD consent to the assumption of the loans before the expiration of nine (9) months following the Closing, Seller and Purchaser will complete the transfer of the Concord Facility and the at-risk (net profits) management agreement will be terminated.  If lender and HUD consents are not received before the expiration of nine (9) months following the Closing, then, at the expiration of the nine (9) month period, the sale of the Concord Facility will be canceled and removed from this Agreement; the Purchaser will not be obligated to assume the HUD Loan and the Mosca Loan; and the at-risk (net profits) management agreement, if in effect, will be terminated.”

In addition, Section 4.1(l) is amended by inserting “subject to Section 4.1(g),” following the phrase “With respect to the Concord Facility”.

9.             Woodruff Facility.  Sections 4.1(i) and 4.1(l) are amended by inserting “and the Woodruff Facility,” immediately following the phrase “With respect to the Concord Facility”.

10.           Closing Documents.  The parties acknowledge that all references in the Agreement to “NHP” shall be “NHP/Ventas”.  Furthermore, the parties acknowledge and agree that Section 4.1(f) of the Agreement shall include the following phrase at the end of such section:  “including, without limitation, NHP/Ventas.”

11.           Sellers’ Covenants.  Section 8.1(c) of the Agreement is deleted in its entirety and the following Section 8.1(c) is inserted in lieu thereof:

“(c)         Contracts.  Purchaser shall be obligated to assume all Contracts (i) that may be terminated without penalty or payment upon no more that sixty (60) days prior written notice and (ii) for office, resident care, and other equipment.  With respect to all other Contracts, Purchaser shall have until January 31, 2012 to notify Sellers in writing which (if any) of such remaining Contracts Purchaser shall assume.  If Purchaser fails to provide such notice, Purchaser shall not assume any of the remaining Contracts.  Notwithstanding any provision of this Agreement, Purchaser shall be obligated to assume the existing union contracts with respect to the South Boston Facility and the Emporia Facility.”

12.           Indemnification.  Section 11.2 of the Agreement is amended by inserting “including the operation of any Facility under or pursuant to an at-risk (net profits) management agreement” following the term “Closing Date” at the end of clause (b) and is further amended by restating Section 11.4 as follows:

“11.4  Survival and Exclusivity.  The provisions of this Article 11 shall survive the Closing.  After the Closing, with respect to the incorrectness or breach of any representation or warranty set forth in this Agreement or in any certificate or other writing delivered pursuant to this Agreement or in connection with this Agreement, this Article 11 shall provide the exclusive remedy.

13.           Post-closing Audit.  Section 13.16 of the Agreement shall be deleted in its entirety and the following Section 13.16 shall be inserted in lieu thereof:

“13.16    Post-Closing Audit.

(a)           Promptly following the Closing Date, and in no event later than fifteen (15) days following the Closing Date, and at any time thereafter as ADK may request, Sellers shall provide to ADK and its accounting advisors such financial information (the “Financial Information”) related to the business, assets and properties of the Sellers purchased by Purchaser pursuant to this Agreement (the “Purchased Business”) as ADK may request in order to enable ADK to determine whether it is or would be required to include separate financial statements of the Purchased Business for any periods prior to Closing in the reports filed by ADK with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”), or in a registration statement filed by ADK with the SEC under the 1933 Act, in accordance with Regulation S-X (“Regulation S-X”) promulgated by the SEC (the “Required Financial Statements”).  Sellers will provide to ADK reasonable access to the records of the Sellers regarding the Purchased Business, and Sellers’ accounting staff and firm(s), at ADK’s expense, will be available to address any questions of ADK and ADK’s accounting advisors pertaining to the Financial Information or the Required Financial Statements.

(b)           If ADK determines that it is required or advisable to file with the SEC the Required Financial Statements, then Sellers shall cooperate fully with ADK and its accounting advisors, and Sellers’ shall use their commercially reasonable efforts, to cause, at ADK’s expense, the Required Financial Statements to be prepared so as to enable ADK to file them with the SEC no later than the deadline therefor under the 1934 Act and Form 8-K promulgated by the SEC thereunder, including, without limitation: (i) preparing the Required Financial Statements in accordance with Regulation S-X; (ii) causing the auditors selected to audit the Required Financial Statements to consent to the inclusion of such financial statements in ADK’s filings with the SEC under the 1934 Act and the 1933 Act, including providing such auditors with reasonable and customary representation letters in connection therewith; (iii) causing Sellers’ counsel to respond, at ADK’s expense, to requests for information made by ADK or its accounting advisors; and (iv) providing such financial information (including accountant work papers) related to the Purchased Business and other assistance to ADK and its accounting advisors as ADK reasonably deems to be necessary to enable ADK to prepare and file the Required Financial Statements in accordance with the 1934 Act and Regulation S-X.

(c)           In the event that the SEC makes any review or inquiry to ADK with respect to financial information of the Purchased Business, including any such inquiry regarding the Required Financial Statements, as promptly as practicable after being notified by ADK of such review or inquiry, Sellers will provide such reasonable cooperation and assistance, at ADK’s expense, as may be required by ADK in responding to such review or inquiry.”

14.           Ratification. Except to the extent amended hereby, Purchaser and Seller ratify and confirm that all other terms and conditions of the Agreement remain in full force and effect.

15.           Counterparts. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall be taken to be one and the same Amendment, for the same effect as if all parties hereto had signed the same signature page, and an electronic PDF or facsimile copy of an executed counterpart shall constitute the same as delivery of the original of such executed counterpart. Any signature page of this Third Amendment (whether original or facsimile) may be detached from any counterpart of this Third Amendment (whether original or facsimile) without impairing the legal effect of any signatures thereof and may be attached to another counterpart of this Third Amendment (whether original, PDF or facsimile) identical in form hereto but having attached to it one or more additional signature pages (whether original, PDF or facsimile).

16.           Alternate Circumstances.  As of the Amendment Effective Date, it is not possible to ascertain whether EPIC will acquire the membership interests in any or all of the Robinson Operators.  Accordingly, this Third Amendment provides for three (3) alternate circumstances, any one of which may reflect the number of Robinson Operators acquired by EPIC at the time of the Closing.  The three following Alternate sections are mutually exclusive and only one of the three Alternate sections is effective at any time in accordance with the provisions of this paragraph 16.  The provisions of Alternate A below reflect no Robinson Operators having been acquired and are effective at the Amendment Effective Date while Alternates B and C are not effective.  If EPIC has acquired certain Robinson Operators at the Closing Date and the conditions set forth in Paragraph B-1 of Alternate B below are met, then the provisions of Alternate B are effective and the provisions of Alternates A and C are void and of no effect.  If EPIC has acquired all the Robinson Operators at the Closing Date and the conditions set forth in Paragraph C-1 of Alternate C below are met, then the provisions of Alternate C are effective and the provisions of Alternates A and B are void and of no effect.

ALTERNATE A

A-1.        Purchase Price.  The parties agree that the Purchase Price shall be Thirty-Four Million Nine Hundred Fifty-Six Thousand One Hundred Fifty-Two and 00/100 Dollars ($34,956,152.00).  Accordingly, Section 2.3 of the Agreement shall be deleted in its entirety and the following Section 2.3 of the Agreement shall be inserted in lieu thereof:

“2.3        Purchase Price.  The aggregate purchase price to be paid for the Properties and assignment of the Lease Agreements shall be the Purchase Price.  The Purchase Price shall be paid as follows:

(a)           Deposit.  The parties acknowledge that the current amount of the Deposit is Five Hundred Thousand and 00/100 Dollars ($500,000.00).  Within three (3) Business Days following the Amendment Effective Date, Purchaser shall deposit an additional Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the “Additional Deposit”) with the Escrow Agent by wire transfer of immediately available funds, so that the amount of the Deposit shall be One Million and 00/100 Dollars ($1,000,000.00).  If the following are obtained and delivered on or before January 31, 2012 (i) all required consents by each Landlord, each Robinson Operator, and Mosca, as provided in Sections 4.1(d), (e) and (g) of the Agreement and (ii) the agreement with Woodruff Manor, LLC as provided in Section 4.1(h) of the Agreement, then (x) the Deposit shall be non-refundable except as expressly provided in Article 12 of the Agreement, and (y) the amount of the Additional Deposit shall be delivered to Sellers by Escrow Agent without further approval or consent, and the Additional Deposit shall be a credit against the Purchase Price at Closing (or in the event of termination under Section 12.1 by Purchaser or a Seller default in accordance with Section 12.3 of the Agreement, returned to Purchaser).

(b)           Cash Consideration.  The sum of Twenty-Two Million Eight Hundred Fifty-Three Thousand Eight Hundred Fifty-Nine and 90/100s Dollars ($22,853,859.90) (including the Deposit), subject to adjustment as provided in Section 2.3(c), Article 9, and Section 13.1, shall be deposited into escrow with the Escrow Agent by wire transfer of immediately available funds and released to Sellers at the Closing.

(c)           ADK Stock.  At the Closing, ADK, the ultimate parent company of Purchaser, shall issue to EPIC (or its designees) that number of shares of common stock of ADK (the “ADK Stock”) determined by dividing Two Million Four Hundred Fifty-Six Thousand One Hundred Fifty-Two and 00/100 Dollars ($2,456,152.00) by the ten (10) day average preceding closing price of a share of ADK Stock on the American Stock Exchange as of the last business day prior to the Closing Date (the “ADK Stock Consideration”).  The ADK Stock shall be (i) free and clear of any liens, (ii) duly and validly issued, (iii) fully paid and non-assessable and (iv) registered pursuant to a registration statement with the Securities and Exchange Commission. In lieu of any fractional share, the cash portion of the Purchase Price shall be increased.

(d)           Assumption of Loans.  At the Closing, Purchaser (or the assignee who acquires the Concord Facility) shall assume (i) that certain loan in favor of Berkadia Commercial Mortgage, LLC and guaranteed by HUD (the “HUD Loan”) and secured by a first priority mortgage on the Concord Facility, provided that the outstanding balance of principal and interest on the Closing Date shall not exceed Five Million Four Hundred Fifty Thousand Three Hundred Eighty-Six and 08/100 Dollars ($5,450,386.08) and (ii) that certain loan made by Healthcare Properties, LLC (the “Mosca Loan”), provided that the outstanding balance of principal and interest on the Closing Date shall not exceed Two Million Nine Hundred Seventy-Eight Thousand Seven Hundred Eighty-Six and 47/100 Dollars ($2,978,786.47).  To the extent that the outstanding balance of either the HUD Loan or the Mosca Loan is less than the amounts set forth in this Section 2.3(d), the amount of the ADK Stock Consideration shall increase on a dollar-for-dollar basis.  The membership interest of the owner of the Concord Facility shall be pledged as collateral in connection with Purchaser’s assumption of the Mosca Loan.

(e)           Assumption of NHP/Ventas Note.  At the Closing, Purchaser shall assume that certain loan made by NHP/Ventas in favor of Sellers (the “NHP Loan”), provided that the outstanding balance of principal and interest on the Closing Date shall not exceed One Million Two Hundred Sixteen Thousand Nine Hundred Sixty-Seven and 55/100 Dollars ($1,216,967.55).  To the extent that the outstanding balance of the NHP Loan is less than One Million Two Hundred Sixteen Thousand Nine Hundred Sixty-Seven and 55/100 Dollars ($1,216,967.55), the principal amount of the ADK Stock Consideration shall increase on a dollar-for-dollar basis.

(f)            Independent Consideration.  Sellers and Purchaser acknowledge and agree that if the Deposit is to be returned to Purchaser pursuant to any of the provisions of this Agreement, the Escrow Agent shall retain One Hundred and 00/100s Dollars ($100.00) from the Deposit and shall pay such amount to Sellers as independent consideration paid by Purchaser to Sellers for Sellers’ execution and delivery of this Agreement.”

A-2.  Release of Sellers.  Section 5.6 is amended to add at the end of the Section “and the NHP Loan or, at the option of the applicable Seller (exercised in that Seller’s absolute discretion), the applicable Purchaser and ADK, jointly and severally, shall indemnify, defend and hold harmless Sellers from and against any loss, claim, damage or expense which Sellers may incur (including attorneys’ fees) as a result of their continuing obligations under any such Lease, Management Agreement, the Mosca Loan or the NHP Loan.  The provisions of this Section 5.6 shall survive the Closing”.

A-3.  Grounds for Termination.  Section 12.1 is amended and restated as follows:

“12.1      Grounds for Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)           by the Purchaser pursuant to Section 3.3 (in which case the Deposit shall be delivered as provided therein);

(b)           in accordance with the provisions of Article 10 in the event of damage to or condemnation of the Property (in which case the Deposit shall be delivered as provided therein);

(c)           by the Sellers if any of the conditions to Closing set forth in Article 5 shall not have been fulfilled or waived (in which case, absent Sellers’ default, the Deposit shall be delivered to Sellers; provided, however, that if the sole unsatisfied condition to Closing is as set forth in Section 5.6 [any Sellers are not released and, in those cases where any Sellers are not released such Sellers have not accepted the indemnity of the applicable Purchaser and ADK as set forth therein], then, in such event, the Deposit shall be delivered to Purchaser);

(d)           by the Purchaser if any of the conditions to Closing set forth in Sections 4.1(a), (b), (c), (i), or (j) shall not have been fulfilled or waived (in which case, absent Purchaser’s default, the Deposit shall be delivered to the Purchaser);

(e)           by either the Purchaser or the Sellers after January 31, 2012, if the parties have not obtained all required consents by each Landlord and Mosca (in which such event Escrow Agent shall disburse the Deposit to Purchaser); or

(f)            notwithstanding Sections 4.8 and 5.8 of the Agreement, by any party if there shall be any applicable law, rule, regulation or ordinance that makes the consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or if consummation of the transactions contemplated by this Agreement would violate any non-appealable final order, decree or judgment of any court or governmental or regulatory body having competent jurisdiction (in which case the Deposit shall be delivered by Escrow Agent to Purchaser).

The party to this Agreement desiring to terminate this Agreement pursuant to a subsection of this Section 12.1 shall give notice of such termination to the other party to this Agreement.”

A-4.        Single Transaction.  Section 13.1 is hereby amended to insert the phrase “Except as expressly set forth in Section 4.1(d) with respect to Leased Facilities and Section 4.1(g) with respect to the Concord Facility, and as described in the last sentence of this Section 13.1,” at the beginning of the second sentence thereof.

ALTERNATE B

B-1.         EPIC Acquisition of Colony Operators.  If on or before the Closing Date (i) EPIC consummates the acquisition of the membership interest of the Colony Operators (as defined below) and (ii) Colony (as defined below), the Holston Operator (as defined below), and the fee owners of the Colony Facilities (as defined below) and the Holston Facility (as defined below) execute and deliver any required consent with respect to the assignment of the Colony Sublease Agreement (as defined below) and the Holston Management Agreement (as defined below) to Purchaser, then EPIC shall provide written notice to Purchaser thereof, and upon such notice, the Agreement shall be automatically amended as provided in this Alternate B section.

B-2.         Additional Sellers.  Each of Kingsport NH Operations, LLC, Lawrenceburg NH Operations, LLC and Huntsville NH Operations, LLC hereby join into the Agreement as a Seller.  Each of Kingsport NH Management, LLC, Lawrenceburg NH Management, LLC and Huntsville NH Management, LLC are hereby removed as parties to this Agreement.

B-3.         Colony and Holston Facilities.  The twelfth “WHEREAS” paragraph on the second page of the Agreement is amended and restated as follows:

WHEREAS, Sellers Kingsport NH Operations, LLC, Lawrenceburg NH Operations, LLC and Huntsville NH Operations, LLC (the “Colony Operators”) each subleases and operates a certain skilled nursing facility as described on Exhibit B attached hereto and incorporated herein by reference (collectively, the “Colony Facilities”) pursuant to a Master Sublease Agreement dated June 30, 2011 (the “Colony Sublease Agreement”) with Colony of North Carolina, LLC (“Colony”) and Seller Holston NH Management, LLC manages a certain skilled nursing facility as described on Exhibit C attached hereto and incorporated herein by reference (the “Holston Facility”) pursuant to a management agreement (the “Holston Management Agreement”) between Holston NH Management, LLC and Holston NH Operations, LLC (the “Holston Operator”); and

B-4.         Managed Facilities.  All references in the Agreement to “Managed Facilities” shall mean and refer to the Holston Facility.  All references in the Agreement to the “Management Agreements” shall mean and refer to the Holston Management Agreement.  The reference in Section 4.1(e) of the Agreement to “Robinson Operators” shall mean and refer to Holston Operator.

B-5.         Leased Facilities.  The thirteenth “WHEREAS” paragraph on the second page of the Agreement is amended and restated as follows:

WHEREAS, the Greensville Facility, the Rockingham Facility, the Conway Facility, the Emporia Facility, the South Boston Facility, the Bayview Facility, the Tri State Facility, the Dundee Facility, the Mt. Pleasant Facility and the Colony Facilities are sometimes hereinafter collectively referred to as the “Leased Facilities”; and

B-6.         Landlords.  The fifteenth “WHEREAS” paragraph on the second page of the Agreement is amended and restated as follows:

WHEREAS, the Greensville Landlord, the Rockingham Landlord, the Conway Landlord, the South Carolina Landlord, the Emporia/South Boston Landlord, the Bay View Landlord, the Tri State Landlord and Colony are sometimes hereinafter collectively individually referred to as a “Landlord” and collectively referred to as the “Landlords”.

B-7.         Lease Agreements.  The nineteenth “WHEREAS” paragraph on the third page of the Agreement is amended and restated as follows:

WHEREAS, Sellers desire to assign their entire right, title and interest in and to the Leased Facilities to Purchaser, and Purchaser desires to assume the Greensville Lease Agreement, the Rockingham Lease Agreement, the Master Lease Agreement, the Emporia Lease Agreement, the South Boston Lease Agreement, the Bayview Lease Agreement, the Conway Lease Agreement, the Tri State Lease Agreement and the Colony Sublease Agreement (collectively, the “Lease Agreements”).

B-8.         Purchase Price.  The parties agree that the Purchase Price shall be Forty Million Two Hundred Six Thousand One Hundred Fifty-Two and 00/100 Dollars ($40,206,152.00).  Accordingly, Section 2.3 of the Agreement shall be deleted in its entirety and the following Section 2.3 of the Agreement shall be inserted in lieu thereof:

“2.3         Purchase Price. The aggregate purchase price to be paid for the Properties, the assignment of the Lease Agreements and the assignment of the Holston Management Agreement shall be the Purchase Price.  The Purchase Price shall be paid as follows:

(a)           Deposit.  The parties acknowledge that the current amount of the Deposit is Five Hundred Thousand and 00/100 Dollars ($500,000.00).  Within three (3) Business Days following the Amendment Effective Date, Purchaser shall deposit an additional Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the “Additional Deposit”) with the Escrow Agent by wire transfer of immediately available funds, so that the amount of the Deposit shall be One Million and 00/100 Dollars ($1,000,000.00).  If the following are obtained and delivered on or before January 31, 2012 (i) all required consents by each Landlord, the Holston Operator, HUD, and Mosca, as provided in Sections 4.1(d), (e) and (g) of the Agreement and (ii) the agreement with Woodruff Manor, LLC in accordance with Section 4.1(h) of the Agreement, then (x) the Deposit shall be non-refundable except as expressly provided in Article 12 of the Agreement, and (y) the amount of the Additional Deposit shall be delivered to Sellers by Escrow Agent without further approval or consent, and the Additional Deposit shall be a credit against the Purchase Price at Closing (or in the event of a termination under Section 12.1 by Purchaser or a Seller default in accordance with Section 12.3 of the Agreement, returned to Purchaser).

(b)           Cash Consideration.  The sum of Twenty Eight Million One Hundred Three Thousand Eight Hundred Fifty-Nine and 90/100 Dollars ($28,103,859.90) (including the Deposit), subject to adjustment as provided in Section 2.3(c), Section 2.3(f), and Article 9, shall be deposited into escrow with the Escrow Agent by wire transfer of immediately available funds and released to Sellers at the Closing.

(c)           ADK Stock.  At the Closing, ADK, the ultimate parent company of Purchaser, shall issue to EPIC (or its designees) that number of shares of common stock of ADK (the “ADK Stock”) determined by dividing Two Million Four Hundred Fifty-Six Thousand One Hundred Fifty Two and 00/100 Dollars($2,456,152.00) by the ten (10) day average preceding closing price of a share of ADK Stock on the American Stock Exchange as of the last business day prior to the Closing Date (the “ADK Stock Consideration”).  The ADK Stock shall be (i) free and clear of any liens, (ii) duly and validly issued, (iii) fully paid and non-assessable and (iv) registered pursuant to a registration statement with the Securities and Exchange Commission. In lieu of any fractional share, the cash portion of the Purchase Price shall be increased.

(d)           Assumption of Loans.  At the Closing, Purchaser (or the assignee who acquires the Concord Facility) shall assume (i) that certain loan in favor of Berkadia Commercial Mortgage, LLC and guaranteed by HUD (the “HUD Loan”) and secured by a first priority mortgage on the Concord Facility, provided that the outstanding balance of principal and interest on the Closing Date shall not exceed Five Million Four Hundred Fifty Thousand Three Hundred Eighty-Six and 08/100 Dollars ($5,450,386.08) and (ii) that certain loan made by Healthcare Properties, LLC (the “Mosca Loan”), provided that the outstanding balance of principal and interest on the Closing Date shall not exceed Two Million Nine Hundred Seventy-Eight Thousand Seven Hundred Eighty-Six and 47/100 Dollars ($2,978,786.47).  To the extent that the outstanding balance of either the HUD Loan or the Mosca Loan is less than the amounts set forth in this Section 2.3(d), the amount of the ADK Stock Consideration shall increase on a dollar-for-dollar basis.  The membership interest of the owner/operator of the Concord Facility shall be pledged as collateral in connection with Purchaser’s assumption of the Mosca Loan.

(e)           Assumption of NHP/Ventas Note.  At the Closing, Purchaser shall assume that certain loan made by NHP/Ventas in favor of Sellers (the “NHP Loan”), provided that the outstanding balance of principal and interest on the Closing Date shall not exceed One Million Two Hundred Sixteen Thousand Nine Hundred Sixty-Seven and 55/100 Dollars ($1,216,967.55).  To the extent that the outstanding balance of the NHP Loan is less than One Million Two Hundred Sixteen Thousand Nine Hundred Sixty-Seven and 55/100 Dollars ($1,216,967.55), the principal amount of the ADK Stock Consideration shall increase on a dollar-for-dollar basis.

(f)            Assumption of Robinson Note.  At the Closing, if approved by Todd P. Robinson and Jon E. Robinson (together, “Robinson”), Purchaser shall assume that certain promissory note in favor of Robinson (the “Robinson Note”).  If

Robinson agrees to Purchaser’s assumption of the Robinson Note, then the amount of the Cash Consideration shall be decreased by the amount of the outstanding balance of the Robinson Note.  If Robinson does not permit Purchaser to assume the Robinson Note, then the amount of the Cash Consideration shall not be decreased.

(g)           Independent Consideration.  Sellers and Purchaser acknowledge and agree that if the Deposit is to be returned to Purchaser pursuant to any of the provisions of this Agreement, the Escrow Agent shall retain One Hundred and 00/100 Dollars ($100.00) from the Deposit and shall pay such amount to Sellers as independent consideration paid by Purchaser to Sellers for Sellers’ execution and delivery of this Agreement.

(h)           CapitalSource Penalty.  In addition to the Purchase Price, at Closing, Purchaser shall reimburse Sellers, up to the maximum amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) for any costs and penalties imposed by CapitalSource Financing LLC upon Huntsville NH Operations, LLC, Kingsport NH Operations, LLC, Lawrenceburg NH Operations, LLC and Holston NH Management, LLC in connection with the prepayment of certain working capital loans.”

B-9.  Release of Sellers.  Section 5.6 is amended to add at the end of the Section “and the NHP Loan and the loan from CapitalSource Finance, LLC, Agent, to the Colony Operators (the “Colony CapSource Loan”) or or, at the option of the applicable Seller (exercised in that Seller’s absolute discretion), the applicable Purchaser and ADK, jointly and severally, shall indemnify, defend and hold harmless Sellers from and against any loss, claim, damage or expense which Sellers may incur (including attorneys’ fees) as a result of their continuing obligations under any such Lease, Management Agreement, the Mosca Loan or the NHP Loan.  The provisions of this Section 5.6 shall survive the Closing”.

B-10.  Grounds for Termination.  Section 12.1 is amended and restated as follows:

“12.1      Grounds for Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)           by the Purchaser pursuant to Section 3.3 (in which case the Deposit shall be delivered as provided therein);

(b)           in accordance with the provisions of Article 10 in the event of damage to or condemnation of the Property (in which case the Deposit shall be delivered as provided therein);

(c)           by the Sellers if any of the conditions to Closing set forth in Article 5 shall not have been fulfilled or waived (in which case, absent Sellers’ default, the Deposit shall be delivered to Sellers; provided, however, that if the sole unsatisfied condition to Closing is as set forth in Section 5.6 (any Sellers are not released and, in those cases where any Sellers are not released such Sellers have not accepted the indemnity of the applicable Purchaser and ADK as set forth therein), then, in such event, the Deposit shall be delivered to Purchaser);

(d)           by the Purchaser if any of the conditions to Closing set forth in Sections 4.1(a), (b), (c), (i), or (j) shall not have been fulfilled or waived (in which case, absent Purchaser’s default, the Deposit shall be delivered to the Purchaser);

(e)           by either the Purchaser or the Sellers after January 31, 2012, if the parties have not obtained all required consents by each Landlord and Mosca (in which such event Escrow Agent shall disburse the Deposit to Purchaser); or

(f)            notwithstanding Sections 4.8 and 5.8 of the Agreement, by any party if there shall be any applicable law, rule, regulation or ordinance that makes the consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or if consummation of the transactions contemplated by this Agreement would violate any non-appealable final order, decree or judgment of any court or governmental or regulatory body having competent jurisdiction (in which case the Deposit shall be delivered by Escrow Agent to Purchaser).

The party to this Agreement desiring to terminate this Agreement pursuant to a subsection of this Section 12.1 shall give notice of such termination to the other party to this Agreement.”

B-11.       Single Transaction.  Section 13.1 is hereby amended to insert the phrase “Except as expressly set forth in Section 4.1(d) with respect to Leased Facilities and Section 4.1(g) with respect to the Concord Facility,” at the beginning of the second sentence thereof.  In addition, Section 13.1 is hereby amended to delete the last sentence (beginning with “Notwithstanding the foregoing,”) of said Section.

B-12.       Assignment.  If on or before the Closing Date EPIC has contracted to acquire the membership interest in the Holston Operator, and after the Closing Date EPIC acquires the membership interest in the Holston Operator, EPIC will cause the Holston Operator to assign the lease pursuant to which the Holston Operator leases the Holston Facility to Purchaser, subject to required approvals.

B-13.       Leased Facilities.  Exhibit B is amended and restated as follows:

See Schedule I.

B-14.       Managed Facility.  Exhibit C is amended and restated as follows:

See Schedule II.

ALTERNATE C

C-1.         EPIC Acquisition of Colony and Holston Operators.  If on or before the Closing Date (i) EPIC consummates the acquisition of the membership interest of the Colony Operators (as defined below) and the Holston Operator (as defined below) and (ii) Colony (as defined below) and the fee owners of the Colony Facilities (as defined below) and the Holston Facility (as defined below) execute and deliver any required consent with respect to the assignment of the Colony Sublease Agreement (as defined below) and the assignment of the Holston Lease Agreement (as defined below), then EPIC shall provide written notice to

Purchaser thereof, and upon such notice, the Agreement shall be automatically amended as provided in this Alternate C section.

C-2.         Additional Sellers.  Each of Kingsport NH Operations, LLC, Lawrenceburg NH Operations, LLC, Huntsville NH Operations, LLC, and Holston NH Operations, LLC, hereby join into the Agreement as a Seller.  Each of Kingsport NH Management, LLC, Lawrenceburg NH Management, LLC Huntsville NH Management, LLC, and Holston NH Management, LLC, are hereby removed as parties to this Agreement.

C-3.         Colony and Holston Facilities.  The twelfth “WHEREAS” paragraph on the second page of the Agreement is amended and restated as follows:

WHEREAS, Sellers Kingsport NH Operations, LLC, Lawrenceburg NH Operations, LLC and Huntsville NH Operations, LLC (the “Colony Operators”) each subleases and operates a certain skilled nursing facility as described on Exhibit B attached hereto and incorporated herein by reference (collectively, the “Colony Facilities”) pursuant to a Master Sublease Agreement dated June 30, 2011 (the “Colony Sublease Agreement”) with Colony of North Carolina, LLC (“Colony”) and Seller Holston NH Operations, LLC (the “Holston Operator”) leases that certain skilled nursing facility located at 3641 Memorial Boulevard, Kingsport, Tennessee 37664 (the “Holston Facility”) pursuant to that certain lease agreement with HR of Kingsport, Inc. (the “Holston Landlord”) dated June 1, 2008 (the “Holston Lease Agreement”); and

C-4.         Leased Facilities.  The thirteenth “WHEREAS” paragraph on the second page of the Agreement is amended and restated as follows:

WHEREAS, the Greensville Facility, the Rockingham Facility, the Conway Facility, the Emporia Facility, the South Boston Facility, the Bayview Facility, the Tri State Facility, the Dundee Facility, the Mt. Pleasant Facility, the Colony Facilities, and the Holston Facility are sometimes hereinafter collectively referred to as the “Leased Facilities”; and

C-5.         Facilities.  The fourteenth “WHEREAS” paragraph on the second page of the Agreement is amended and restated as follows:

WHEREAS, the Concord Facility, the Woodruff Facility, and the Leased Facilities are sometimes hereinafter individually referred to as a “Facility” and collectively referred to as the “Facilities”; and

C-6.         Landlords.  The fifteenth “WHEREAS” paragraph on the second page of the Agreement is amended and restated as follows:

WHEREAS, the Greensville Landlord, the Rockingham Landlord, the Conway Landlord, the South Carolina Landlord, the Emporia/South Boston Landlord, the Bay View Landlord, the Tri State Landlord, Colony, and the Holston Landlord are sometimes hereinafter collectively individually referred to as a “Landlord” and collectively referred to as the “Landlords”.

C-7.         Operation of Facilities.  The seventeenth “WHEREAS” paragraph on the third page of the Agreement is amended and restated as follows:

WHEREAS, Sellers operate the Facilities and own various equipment, inventories and other assets related to the operation of the Facilities; and

C-8.         Lease Agreements.  The nineteenth “WHEREAS” paragraph on the third page of the Agreement is amended and restated as follows:

WHEREAS, Sellers desire to assign their entire right, title and interest in and to the Leased Facilities to Purchaser, and Purchaser desires to assume the Greensville Lease Agreement, the Rockingham Lease Agreement, the Master Lease Agreement, the Emporia Lease Agreement, the South Boston Lease Agreement, the Bayview Lease Agreement, the Conway Lease Agreement, the Tri State Lease Agreement, the Colony Sublease Agreement, and the Holston Lease Agreement (collectively, the “Lease Agreements”).

C-9.         Managed Facilities.  The twentieth “WHEREAS” paragraph on the third page of the Agreement is deleted in its entirety and the twenty-first “WHEREAS” paragraph on the third page of the Agreement is amended to delete the phrase “(except the Managed Facilities)” therefrom.  In addition, all further references to the Managed Facilities and Management Agreements shall be deemed stricken from this Agreement, including but not limited to the provisions of Sections 2.1(iv), 4.1(b), 4.1(c), 4.1(e), 4.1(f), 4.7, 5.6, 8.1(b), and 9.1(a)(vi) and Exhibit “L”.

C-10.       Purchase Price.  The parties agree that the Purchase Price shall be Forty Million Two Hundred Six Thousand One Hundred Fifty-Two and 00/100 Dollars ($40,206,152.00).  Accordingly, Section 2.3 of the Agreement shall be deleted in its entirety and the following Section 2.3 of the Agreement shall be inserted in lieu thereof:

“2.3        Purchase Price. The aggregate purchase price to be paid for the Properties, the assignment of the Lease Agreements and the assignment of the Holston Management Agreement shall be the Purchase Price.  The Purchase Price shall be paid as follows:

(a)           Deposit.  The parties acknowledge that the current amount of the Deposit is Five Hundred Thousand and 00/100 Dollars ($500,000.00).  Within three (3) Business Days following the Amendment Effective Date, Purchaser shall deposit an additional Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the “Additional Deposit”) with the Escrow Agent by wire transfer of immediately available funds, so that the amount of the Deposit shall be One Million and 00/100 Dollars ($1,000,000.00).  If the following are obtained and delivered on or before January 31, 2012 (i) all required consents by each Landlord, HUD, and Mosca, as provided in Sections 4.1(d), (g), and (o) of the Agreement and (ii) the agreement with Woodruff Manor, LLC in accordance with Section 4.1(h) of the Agreement, then (x) the Deposit shall be non-refundable except in the event of a Seller default as set forth in Section 12.3 of the Agreement, and (y) the amount of the Additional Deposit shall be delivered to Sellers by Escrow Agent without further approval or consent, and the Additional Deposit shall be a credit against the Purchase Price at Closing (or in the event of a Seller default in accordance with Section 12.3 of the Agreement, returned to Purchaser).

(b)           Cash Consideration.  The sum of Twenty Eight Million One Hundred Three Thousand Eight Hundred Fifty-Nine and 90/100 Dollars ($28,103,859.90)(including the Deposit), subject to adjustment as provided in Section 2.3(c), Section 2.3(f), and Article 9, shall be deposited into escrow with the Escrow Agent by wire transfer of immediately available funds and released to Sellers at the Closing.

(c)           ADK Stock.  At the Closing, ADK, the ultimate parent company of Purchaser, shall issue to EPIC (or its designees) that number of shares of common stock of ADK (the “ADK Stock”) determined by dividing Two Million Four Hundred Fifty-Six Thousand One Hundred Fifty Two and 00/100 Dollars($2,456,152.00) by the ten (10) day average preceding closing price of a share of ADK Stock on the American Stock Exchange as of the last business day prior to the Closing Date (the “ADK Stock Consideration”).  The ADK Stock shall be (i) free and clear of any liens, (ii) duly and validly issued, (iii) fully paid and non-assessable and (iv) registered pursuant to a registration statement with the Securities and Exchange Commission. In lieu of any fractional share, the cash portion of the Purchase Price shall be increased.

(d)           Assumption of Loans.  At the Closing, Purchaser (or the assignee who acquires the Concord Facility) shall assume (i) that certain loan in favor of Berkadia Commercial Mortgage, LLC and guaranteed by HUD (the “HUD Loan”) and secured by a first priority mortgage on the Concord Facility, provided that the outstanding balance of principal and interest on the Closing Date shall not exceed Five Million Four Hundred Fifty Thousand Three Hundred Eighty-Six and 08/100 Dollars ($5,450,386.08) and (ii) that certain loan made by Healthcare Properties, LLC (the “Mosca Loan”), provided that the outstanding balance of principal and interest on the Closing Date shall not exceed Two Million Nine Hundred Seventy-Eight Thousand Seven Hundred Eighty-Six and 47/100 Dollars ($2,978,786.47).  To the extent that the outstanding balance of either the HUD Loan or the Mosca Loan is less than the amounts set forth in this Section 2.3(d), the amount of the ADK Stock Consideration shall increase on a dollar-for-dollar basis.  The membership interest of the owner/operator of the Concord Facility shall be pledged as collateral in connection with Purchaser’s assumption of the Mosca Loan.

(e)           Assumption of NHP/Ventas Note.  At the Closing, Purchaser shall assume that certain loan made by NHP/Ventas in favor of Sellers (the “NHP Loan”), provided that the outstanding balance of principal and interest on the Closing Date shall not exceed One Million Two Hundred Sixteen Thousand Nine Hundred Sixty-Seven and 55/100 Dollars ($1,216,967.55).  To the extent that the outstanding balance of the NHP Loan is less than One Million Two Hundred Sixteen Thousand Nine Hundred Sixty-Seven and 55/100 Dollars ($1,216,967.55), the principal amount of the ADK Stock Consideration shall increase on a dollar-for-dollar basis.

(f)            Assumption of Robinson Note.  At the Closing, if approved by Todd P. Robinson and Jon E. Robinson (together, “Robinson”), Purchaser shall assume that certain promissory note in favor of Robinson (the “Robinson Note”).  If Robinson agrees to Purchaser’s assumption of the Robinson Note, then the amount of the Cash Consideration shall be decreased by the amount of the outstanding balance of the Robinson Note.  If Robinson does not permit Purchaser to assume the Robinson Note, then the amount of the Cash Consideration shall not be decreased.

(g)           Independent Consideration.  Sellers and Purchaser acknowledge and agree that if the Deposit is to be returned to Purchaser pursuant to any of the provisions of this Agreement, the Escrow Agent shall retain One Hundred and 00/100 Dollars ($100.00) from the Deposit and shall pay such amount to Sellers as independent consideration paid by Purchaser to Sellers for Sellers’ execution and delivery of this Agreement.

(h)           CapitalSource Penalty.  In addition to the Purchase Price, at Closing, Purchaser shall reimburse Sellers, up to the maximum amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) for any costs and penalties imposed by CapitalSource Financing LLC upon Huntsville NH Operations, LLC, Kingsport NH Operations, LLC, Lawrenceburg NH Operations, LLC and Holston NH Management, LLC in connection with the prepayment of certain working capital loans.”

C-11.       Holston Facility.  The following new Section 4.1(o) shall be added at the end of Section 4.1 as follows:

“(o)         Holston Facility.  Notwithstanding the provisions of Section 4.1(d), the Holston Landlord, applicable lenders, and HUD shall have consented to the assignment of the Holston Lease Agreement to Purchaser provided, however, that if such consent(s) have not been obtained and delivered as of Closing, then Five Hundred Ninety-Eight Thousand Nine Hundred Seventy-Two and NO/100 Dollars ($598,972.00) of the Purchase Price shall be withheld by the Escrow Agent (“Holston Escrow Amount”) and, at Closing, Purchaser and Holston Operator will enter into an at-risk (net profits) management agreement for the Holston Facility (subject to obtaining any necessary consent from any lender or HUD).  If consent is required and either a lender or HUD does not consent to the at-risk (net profits) management agreement, Holston Operator will continue to operate the Holston Facility.  If the Holston Landlord, lender, and HUD consents (to the extent required to effect the assignment) are received before the expiration of nine (9) months following the Closing, Seller and Purchaser will complete the transfer of the Holston Facility, the at-risk (net profits) management agreement will be terminated, and the Holston Escrow Amount will be paid to Seller.  If required consents are not received before the expiration of nine (9) months following the Closing, then, at the expiration of the nine (9) month period, the sale of the Holston  Facility will be canceled and removed from this Agreement, the Holston Escrow Amount will be refunded to Purchaser, and the at-risk (net profits) management agreement, if in effect, will be terminated.”

C-12.       Release of Sellers.  Section 5.6 is amended to add at the end of the Section “and the NHP Loan and the loan from CapitalSource Finance, LLC, Agent, to the Colony Operators (the “Colony CapSource Loan”) and the loan from CapitalSource Finance, LLC, Agent, to the Holston Operator (the “Holston CapSource Loan”) or, at the option of the applicable Seller (exercised in that Seller’s absolute discretion), the applicable Purchaser and ADK, jointly and severally, shall indemnify, defend and hold harmless Sellers from and against any loss, claim, damage or expense which Sellers may incur (including attorneys’ fees) as a result of their continuing obligations under any such Lease, Management Agreement, the Mosca Loan or the NHP Loan or the CapSource Loan.  The provisions of this Section 5.6 shall survive the Closing”.

C-13.       Grounds for Termination.  Section 12.1 is amended and restated as follows:

“12.1      Grounds for Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)           by the Purchaser pursuant to Section 3.3 (in which case the Deposit shall be delivered as provided therein);

(b)           in accordance with the provisions of Article 10 in the event of damage to or condemnation of the Property (in which case the Deposit shall be delivered as provided therein);

(c)           by the Sellers if any of the conditions to Closing set forth in Article 5 shall not have been fulfilled or waived (in which case, absent Sellers’ default, the Deposit shall be delivered to Sellers; provided, however, that if the sole unsatisfied condition to Closing is as set forth in Section 5.6 [any Sellers are not released and, in those cases where any Sellers are not released such Sellers have not accepted the indemnity of the applicable Purchaser and ADK as set forth therein], then, in such event, the Deposit shall be delivered to Purchaser);

(d)           by the Purchaser if any of the conditions to Closing set forth in Sections 4.1(a), (b), (c), (i), (j), or (o) shall not have been fulfilled or waived (in which case, absent Purchaser’s default, the Deposit shall be delivered to the Purchaser);

(e)           by either the Purchaser or the Sellers after January 31, 2012, if the parties have not obtained all required consents by each Landlord and Mosca (in which such event Escrow Agent shall disburse the Deposit to Purchaser); or

(f)            notwithstanding Sections 4.8 and 5.8 of the Agreement, by any party if there shall be any applicable law, rule, regulation or ordinance that makes the consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or if consummation of the transactions contemplated by this Agreement would violate any non-appealable final order, decree or judgment of any court or governmental or regulatory body having competent jurisdiction (in which case the Deposit shall be delivered by Escrow Agent to Purchaser).

The party to this Agreement desiring to terminate this Agreement pursuant to a subsection of this Section 12.1 shall give notice of such termination to the other party to this Agreement.”

C-14.       Single Transaction.  Section 13.1 is hereby amended to insert the phrase “Except as expressly set forth in Section 4.1(d) with respect to the Leased Facilities, Section 4.1(g) with respect to the Concord Facility, and Section 4.1(o) with respect to the Holston Facility,” at the beginning of the second sentence thereof.  In addition, Section 13.1 is hereby amended to delete the last sentence (beginning with “Notwithstanding the foregoing,”) of said Section.

C-15.       Leased Facilities.  Exhibit B is amended and restated as follows:

See Schedule III.

C-16.       Managed Facility.  Exhibit C is deleted.

[Separate signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed as a sealed instrument and delivered as of the date first above written.

EPIC:

EPIC GROUP LIMITED PARTNERSHIP,
a North Carolina limited partnership

By: Its General Partner, Epic General, LLC
By: Its Sole Member, Caman Group, Inc.

By:	/s/ Terry L. Cash
Terry L. Cash
Its:	President

SELLERS:
WOODRUFF MANOR, LLC

FIVE OAKS MANOR, LLC		By: Its Sole Member, Epic Group, Limited Partnership
By: Its General Partner, Epic General, LLC
By:	/s/ Terry L. Cash	By: Its Sole Member, Caman Group, Inc.
Terry L. Cash
Its:	Manager	By:	/s/ Terry L. Cash
Terry L. Cash
		Its:	President

GREENSVILLE MANOR, LLC		ROCKINGHAM MANOR, LLC

By:	/s/ Terry L. Cash	By:	/s/ Terry L. Cash
	Terry L. Cash		Terry L. Cash
Its:	Manager	Its:	Manager

CONWAY MANOR, LLC		EMPORIA MANOR, LLC

By: Its Sole Member, Epic Group, Limited Partnership		By:	/s/ Terry L. Cash
By: Its General Partner, Epic General, LLC			Terry L. Cash
By: Its Sole Member, Caman Group, Inc.		Its:	Manager

By:	/s/ Terry L. Cash
Terry L. Cash
Its:	President

[Signatures of parties continue on following page]

SOUTH BOSTON MANOR, LLC		BAYVIEW MANOR, LLC

By:	/s/ Terry L. Cash	By: Its Sole Member, Epic Group, Limited Partnership
	Terry L. Cash	By: Its General Partner, Epic General, LLC
Its:	Manager	By: Its Sole Member, Caman Group, Inc.

		By:	/s/ Terry L. Cash
Terry L. Cash
		Its:	President

TRI STATE MANOR, LLC		DUNDEE MANOR, LLC

By: Its Sole Member, Epic Group, Limited Partnership
By:	/s/ Terry L. Cash	By: Its General Partner, Epic General, LLC
	Terry L. Cash	By: Its Sole Member, Caman Group, Inc.
Its:	Manager
		By:	/s/ Terry L. Cash
Terry L. Cash
		Its:	President

MT. PLEASANT MANOR, LLC		HOLSTON NH MANAGEMENT, LLC

By: Its Sole Member, Epic Group, Limited Partnership		By:	/s/ Terry L. Cash
By: Its General Partner, Epic General, LLC			Terry L. Cash
By: Its Sole Member, Caman Group, Inc.		Its:	Manager

By:	/s/ Terry L. Cash
Terry L. Cash
Its:	President

HUNTSVILLE NH MANAGEMENT, LLC		LAWRENCEBURG NH MANAGEMENT, LLC

By:	/s/ Terry L. Cash	By:	/s/ Terry L. Cash
	Terry L. Cash		Terry L. Cash
Its:	Manager	Its:	Manager

KINGSPORT NH MANAGEMENT, LLC

By:	/s/ Terry L. Cash
Terry L. Cash
Its:	Manager

[Separate signature page follows]

PURCHASER:		ADK:

ADCARE PROPERTY HOLDINGS, LLC,		ADCARE HEALTH SYSTEMS, INC.,
a Georgia limited liability company		an Ohio corporation

By:	/s/ Boyd P. Gentry	By:	/s/ Boyd P. Gentry
	Boyd P. Gentry, Member		Boyd P. Gentry, President and CEO

The following signature lines are provided in the event Alternate B or Alternate C becomes applicable in which case each entity becoming a “Seller” under the terms of the Agreement will execute this Third Amendment:

KINGSPORT NH OPERATIONS, LLC		LAWRENCEBURG NH OPERATIONS, LLC

By:	/s/ Terry L. Cash	By:	/s/ Terry L. Cash
	Terry L. Cash		Terry L. Cash
Its:	Manager	Its:	Manager

HUNTSVILLE NH OPERATIONS, LLC		HOLSTON NH OPERATIONS, LLC

By:	/s/ Terry L. Cash	By:	/s/ Terry L. Cash
	Terry L. Cash		Terry L. Cash
Its:	Manager	Its:	Manager